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                                                                    EXHIBIT 10.5


                      STANDARD OFFER, AGREEMENT AND ESCROW
                    INSTRUCTIONS FOR PURCHASE OF REAL ESTATE

                                (Non-Residential)
                   American Industrial Real Estate Association


                                                               December 30, 1997

1. BUYER.

        1.1 Eltron International, Inc., a California corporation, (the "Buyer") hereby offers to purchase the real property, hereinafter described, from the owner thereof (the "Seller") (collectively, the "Parties" or individually, a "Party"), through an escrow (the "Escrow") to close on see Addendum ("Addendum") (the "Expected Closing Date") to be held by First American Title Company (Pam Dolin) (the "Escrow Holder") whose address is 101 S. California Street, Ventura, California 93001 , Phone No. (805) 648-9960 , Facsimile No. (805) 648-9969 upon the terms and conditions set forth in this agreement (the "Agreement"). Buyer shall have the right to assign Buyer's rights hereunder, but any such assignment shall not relieve Buyer of Buyer's obligations herein unless the Seller expressly releases Buyer.

        1.2 The term "Date of Agreement" as used herein shall be the date when by execution and delivery (as defined in paragraph 20.2) of this document or a subsequent counter-offer thereto, Buyer and Seller have reached agreement in writing whereby Seller agrees to sell, and Buyer agrees to purchase, the Property upon terms accepted by both Parties.

2. PROPERTY

        2.1 The real property (the "Property") that is the subject of this offer consists of (insert a brief physical description) an industrial building of approximately 142,500 square feet on approximately nine (9) acres of land is located in the City of Camarillo , County of Ventura, State of California, is commonly known by the street address of 1001 Flynn Road and is legally described as: (legal description to be provided by Title Company in Escrow and subject to Buyer's approval) See Addendum.

        2.2 If the legal description of the Property is not complete or is inaccurate, this Agreement shall not be invalid and the legal description shall be completed or corrected to meet the requirements of First American Title Company (the "Title Company"), which Title company shall issue the title policy hereinafter described.

        2.3 The Property includes, at no additional cost to Buyer, the permanent improvements thereon, including those items which the law of the state in which the Property is located provides is part of the Property, as well as the following items, if any, owned by Seller and presently located in the Property: electrical distribution systems (power panels, buss ducting, conduits, disconnects, lighting fixtures), telephone distribution systems (lines, jacks and connections), space heaters, air conditioning equipment, air lines, fire sprinklers systems, security systems, carpets, window coverings, and See addendum (collectively, the "Improvements").

        2.4 If the Property is located in the State of California, the Broker(s) is/are required under the Alquist-Priolo Special Studies Zone Act, to disclose to a prospective purchaser of real property whether the property being purchased is located within the delineated special studies zone (a zone that encompasses a potentially or recently active trace of an earthquake fault this is deemed by the State Geologist to be sufficiently active and well defined enough to constitute a potential hazard to structures from surface faulting or fault (creep). If the Property is located within such a special studies zone, its development may require a geologic report from a state registered geologist. In accordance with such law, the Broker(s) hereby inform(s) Buyer that the
Property:
               __ (a) is not within such a special studies zone.

               __ (b) is within such a special studies zone.

        2.5 If (1) the Property is located in the State of California, (2) the Improvements were constructed prior to 1975, and (3) the Improvements include structures with (i) pre-cast (e.g., tilt-up) concrete or reinforced masonry walls together with wood frame floors or roofs or (ii) reinforced masonry walls, California law requires that Seller or Seller's Broker provide Buyer with a copy of The Commercial Property Owner's Guide to Earthquake Safety (the "Booklet") published by the California Seismic Safety Commission, Seller and Seller's Broker hereby inform Buyer that the Property:

               __ (a) meets the foregoing requirements, and Seller and Seller's Broker are required to provide Buyer with a copy of the Booklet. Seller of Seller's Broker shall, within five (5) business days of the Date of Agreement, deliver to Buyer a copy of the Booklet and a completed "Commercial Property Earthquake Report, Buyer shall deliver a duly


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               countersigned copy of the same to Escrow Holder, with a copy to
               Seller and Seller's Broker. Escrow Holder is hereby instructed that the Escrow shall not close unless and until Escrow Holder has received the Disclosure Report duly signed by both Seller and Buyer.

               __ (b) does not meet the foregoing requirements requiring the delivery of the Booklet.

3. PURCHASE PRICE
        3.1 The purchase price (the "Purchase Price") to be paid by Buyer to
Seller for the Property shall be $ See Addendum, payable as follows:
(a)      Cash down payment, including the Deposit as defined in
         paragraph 4.3 (or if an all cash transaction, the Purchase
         Price):                                                             $ ______________

(b)      Amount of "New Loan" as defined in paragraph 5.1, if any:           $ ______________

(c)      Buyer shall take title to the Property subject to the
         following existing deed(s) of trust ("Existing Deed(s) of
         Trust") securing the existing promissory note(s) ("Existing
         Note(s)"):
         (i)  An Existing Note (the "First Note") with an unpaid
         principal balance of the Closing of approximately:                  $ ______________
             Said existing note is payable at $___________ per month,
         including interest at the rate of ____% per annum until paid
         (and/or the entire unpaid balance is due on
         _________________________).

         (ii)  An Existing Note (the "Second Note") with an unpaid
         principal balance as of the Closing of approximately:               $ ______________
             Said existing note is payable at $___________ per
         month, including interest at the rate of ____% per annum
         until paid (and/or the entire unpaid balance is due on
         _________________________).

(d)      Buyer shall give Seller a deed of trust (the "Purchase Money
         Deed of Trust") on the Property, to secure the promissory
         note of Buyer to Seller described in Paragraph 6 (the
         "Purchase Money Note") in the amount of:                            $ ______________

         Total Purchase Price:                                               $  See Addendum


        3.2 If an Existing Deed of Trust permits the beneficiary thereof to require payment of a transfer fee as a condition to the transfer fee as a condition to the transfer of the Property subject to such Existing Deed of Trust, Buyer agrees to pay transfer fees and costs of up to one and on-half percent (1-1/2%) of the unpaid principal balance of the applicable Existing Note.

4. DEPOSITS

        4.1 Buyer hereby delivers a check in the sum of $100,000.00, payable to Escrow Holder, to be (check applicable box), __forthwith deposited in the payee's trust account, [X] held uncashed until the Date of Agreement. When cashed, the check shall be deposited into the payee's trust account to be applied toward the Purchase Price of the Property at the Closing, as defined in paragraph 8.3. Should Buyer and Seller not enter into an agreement for purchase and sale, Buyer's check or funds shall, upon request by Buyer, be promptly returned to Buyer.

        4.2 Within five (5) business days after the Day of Agreement, Buyer shall deposit with Escrow holder the additional sum of $____________, to be applied to the Purchase Price at the Closing.

        4.3 The funds deposited with Escrow Holder by or on behalf of Buyer under paragraphs 4.1 and 4.2, above (collectively the "Deposit"), shall be deposited by Escrow Holder in such State or Federally chartered bank as Buyer may select and in such interest-bearing account or accounts as Escrow Holder or Broker(s) deem appropriate and consistent with the timing requirements of this transaction. The interest therefrom shall accrue to the benefit of Buyer, who hereby acknowledges that there may be penalties or


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interest forfeitures if the applicable instrument is redeemed prior to its specified maturity. Buyer's Federal Tax Identification Number is to be provided in escrow.

5. FINANCING CONTINGENCY (Strike if not applicable) Not applicable.
                                                    --------------
        5.1 This offer is contingent upon Buyer obtaining from an insurance company, bank, savings and loan association or other financial institution or from any correspondent or agent thereof, a commitment to lend to Buyer a sum not less than $_______________, at a fixed interest rate not to exceed ____% per annum, payable in equal monthly installments, including interest, amortized over a period of not less than ___ years and all due in not less than ___ years, and in either case, with loan fees to not exceed ___% of the amount of the new loan (the "New Loan"). The New Loan shall be secured by a first deed of trust upon the Property and shall be upon the following additional terms and conditions:

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

and upon such terms and conditions as are usually required by such lender.

        5.2 Buyer hereby agrees to diligently pursue obtaining the New Loan. If Buyer shall fail to notify its Broker, Escrow Holder and Seller, in writing within ______ days following the Date of Agreement, that the New Loan has not been obtained, it shall be conclusively presumed that Buyer has either obtained said new Loan or has waived this New Loan contingency.

        5.3 If, after due diligence, Buyer shall notify its Broker, Escrow Holder and Seller, in writing, within the time specified in paragraph 5.2 hereof, that Buyer has not obtained said New Loan, this Agreement shall be terminated, and Buyer shall be entitled to the prompt return of Buyer's Deposit and any other funds deposited by or for Buyer with Escrow Holder or Seller, plus any interest earned thereon, less only Escrow Holder and Title Company cancellation fees and costs, which Buyer shall pay.

6.      PURCHASE MONEY NOTE. (Strike if applicable) Not applicable.
                                                    --------------
        6.1 The Purchase Money Note shall provide for interest on unpaid principal at the rate of ____% per annum, with principal and interest to be paid as follows:
            ___________________________________________________________________

_______________________________________________________________________________

The Purchase Money Note and Purchase Money Deed of Trust shall be on the current forms commonly used by Escrow Holder, and be junior and subordinate only to the Existing Note(s) and/or New Loan expressly called for by this Agreement.

     6.2 The Purchase Money Note and the Purchase Money Deed of Trust shall contain provisions regarding the following:

        (a) Prepayment. Principal may be prepaid in whole or in part at any time without penalty, at the option of the Buyer.

        (b) Late Charge. A late charge of 6% shall be payable with respect to any payment of principal, interest, or other charges, not made within ten (10) days after it is due.

        (c) Due On Sale. In the event the Buyer sells or transfers title to the Property or any portion thereof, then the Seller may, at Sellers option, require the entire unpaid balance of the Purchase Money Note to be then paid in full.

7. REAL ESTATE BROKERS.

   7.1 The following real estate broker(s) (collectively, the "Brokers") and brokerage relationships exist in this transaction and are consented to by the parties (check applicable boxes):

_X_  DAUM Comm'l R.E. Svcs. represents Seller exclusively ("SELLER'S BROKER")

_X_ Delphi Business Properties represents Buyer exclusively ("BUYER'S BROKER"); or 11 represents both Seller and Buyer ("DUAL AGENCY"). (Also see paragraph 26.)
   --
(the "Broker(s)"), all such named Broker(s) being the procuring cause(s) of this Agreement. See paragraph 26 for Disclosures Regarding the Nature of a Real Estate Agency Relationship. Buyer shall use the services of Buyers Broker exclusively in connection with any and all negotiations and offers with respect to the property described in paragraph 2.1 for a period of one year from the date above.

   7.2 Buyer and Seller each represent and warrant to the other that he/she/it has had no dealings with any person, firm, broker or finder in connection with the negotiation of this Agreement and/or the consummation of the purchase and sale contemplated herein, other than the Broker(s) named in paragraph 7.1, and no broker or other person, firm or entity, other than said Broker(s) is/are entitled to any commission or finder's fee in connection with this transaction as the result of any dealings or acts of such Party. Buyer and Seller do each hereby agree to indemnify, defend, protect and hold the other harmless from and against any costs, expenses or liability for compensation, commission or charges which may be claimed by any broker, finder or other similar party, other than said named Broker(s) by reason of any dealings or act of the indemnifying Party.
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8. ESCROW AND CLOSING.  See Addendum

   8.1 Upon acceptance hereof by Seller, this Agreement, including any counter-offers incorporated herein by the Parties, shall constitute not only the agreement of purchase and sale between Buyer and Seller, but also instructions to Escrow Holder for the consummation of the Agreement through the Escrow. Escrow Holder shall not prepare and further escrow instructions restating or amending the Agreement unless specifically so instructed by the Parties of a Broker herein.

   8.2 Escrow Holder is hereby authorized and instructed to conduct the Escrow in accordance with this Agreement, applicable law, custom and practice of the community in which Escrow Holder is located, including and reporting requirements of the Internal Revenue Code. In the event of a conflict between the law of the state where the Property is located and the law of the state where the Escrow Holder is located, the law of the state where the Property is located shall prevail.

   8.3 Subject to satisfaction of the contingencies herein described, Escrow Holder shall close this escrow (the "Closing") by recording the grant deed and other documents required to be recorded and by disbursing the funds and documents in accordance with this Agreement.

   8.4 If this transaction is terminated for non-satisfaction and non-waiver of a Buyer's Contingency, as defined in paragraph 9.4, then neither of the Parties shall thereafter have any liability to the other under this Agreement, except to the extent of the breach of any affirmative covenant or warranty in this Agreement that may have been involved. In the event of such termination, Buyer shall be promptly refunded all funds deposited by or on behalf of Buyer with a Broker, Escrow Holder or Seller, less only Title Company and Escrow Holder cancellation fees and costs, all of which shall be buyers obligation.

   8.5 The Closing shall occur on the Expected Closing Date, or as soon thereafter as the Escrow is in condition for Closing; provided, however, that if the Closing does not occur by the Expected Closing Date and the Expected Closing Date is not extended by mutual instructions of the Parties, a Party hereto not then in default under this Agreement may notify the other Party, Escrow Holder, and Broker(s), in writing that, unless the Closing occurs within five (5) business days following said notice, the Escrow and this Agreement shall be deemed terminated without further notice or instructions.

   8.6 Should the Closing not occur during said five (5) day period, this Agreement and Escrow shall be deemed terminated and Escrow Holder shall forthwith return all monies and documents, less only Escrow Holders reasonable fees and expenses, to the Party who deposited them. Such Party shall indemnify and hold Escrow Holder harmless in connection with such return. However, no refunds or documents shall be returned to a party claimed by written notice to Escrow Holder to be in default under this Agreement.

   8.7 Except as otherwise provided herein, the termination of Escrow and this Agreement and/or the return of deposited funds or documents shall not relieve or release either Buyer or Seller from any obligation to pay Escrow Holders fees and costs or constitute a waiver, release or discharge of any breach or default that has occurred in the performance of the obligations, agreements, covenants or warranties contained herein.

   8.8 If this Agreement terminates for any reason other than Seller's breach or default, then at Sellers request, and as a condition to the return of Buyers deposit, Buyer shall within five (5) days after written request deliver to Seller, at no charge, copies of all surveys, engineering studies, soil reports, maps, master plans, feasibility studies and other similar items prepared by or for Buyer that pertain to the Property.

9. CONTINGENCIES TO CLOSING.  See Addendum

     9.1 The Closing of this transaction is contingent upon the satisfaction or waiver of the following contingencies:

   (a) Disclosure. Buyers receipt and written approval, within ten (10) days after delivery to Buyer, of a completed Property Information Sheet (the "Property Information Sheet"), concerning the Property, duly executed by or on behalf of Seller in the current form or equivalent to that published by the American Industrial Real Estate Association (the "A.I.R."). Seller shall provide Buyer with the Property Information Sheet within ten (10) days following the Date of Agreement. See also paragraph 2.5 for possible additional disclosure and contingency regarding a "Commercial Property Earthquake Weakness Disclosure Report."

   (b) Physical Inspection. Buyers written approval, within ten (10) days following the later of the Date of Agreement or receipt by Buyer of the Property Information Sheet, of an inspection by Buyer at Buyers expense, of the physical aspects of the Property.

   (c) Hazardous Substance Conditions Report. Buyers written approval, within thirty (30) days following the later of the Date of Agreement or receipt by Buyer of the Property Information Sheet, of a Hazardous Substance Conditions Report concerning the Property and relevant adjoining properties. Such report will be obtained at Buyers direction and expense. A "Hazardous Substance" for purposes of this Agreement is defined as any substance whose nature and/or quantity of existence, use, manufacture, disposal or effect, render it subject to Federal, state or local regulation, investigation, remediation or removal as potentially injurious to public health or welfare. A "Hazardous Substance Condition" for purposes of this Agreement is defined as the existence on, under or relevantly adjacent to the


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Property of a Hazardous Substance that would require remediation and/or removal under applicable Federal, state or local law.

    (d) Soil Inspection. Buyer's written approval, within thirty (30) days after the later of the Date of Agreement or receipt by Buyer of the Property Information Sheet, of a soil test report concerning the Property. Said report shall be obtained at Buyer's direction and expense. Seller shall promptly provide to Buyer copies of any existing soils reports that Seller may have.

    (e) Governmental Approvals. Buyers receipt, within fifteen (15) days of the Date of Agreement, of all approvals and permits from governmental agencies or departments which have or may have jurisdiction over the Property which Buyer deems necessary or desirable in connection with its intended use of the Property, including, but not limited to, permits and approvals required with respect to zoning, planning, building and safety, fire, police, handicapped access, transportation and environmental matters. Buyers failure to deliver to Escrow Holder and Seller written notice terminating this Agreement prior to the expiration of said fifteen (15) day period as a result of Buyers failure to obtain such approvals and permits shall be conclusively deemed to be Buyers waiver of this condition to Buyers obligations under this Agreement.

    (f) Condition of Title. Buyers written approval of a current preliminary title report concerning the Property (the "PTR") issued by the Title Company, as well as all documents (the "Underlying Documents") referred to in the PTR, and the issuance by the Title Company of the title policy described in 10.1.
Seller shall cause the PTR and all Underlying Documents to be delivered to Buyer promptly after the Date of Agreement. Buyers approval is to be given within ten
(10) days after receipt of said PTR and legible copies of all Underlying Documents. The disapproval of Buyer of any monetary encumbrance, which by the terms of this Agreement is not to remain against the Property after the Closing, shall not be considered a failure of this condition, as Seller shall have the obligation, at Sellers expense, to satisfy and remove such disapproved monetary encumbrance at or before the Closing.

    (g) Survey. Buyers written approval, within thirty (30) days after receipt of the PTR and Underlying Documents, of an ALTA title supplement based upon a survey prepared to American Land Title Association (the "ALTA") standards for an owners policy by a licensed surveyor, showing the legal description and boundary lines of the Property, any easements of record, and any improvements, poles, structures and things located within ten (10) feet either side of the Property boundary lines. The survey shall be prepared at Buyers direction and expense. If Buyer has obtained a survey and approved the ALTA title supplement, Buyer may elect within the period allowed for Buyers approval of a survey to have an ALTA extended coverage owners form of title policy, in which event Buyer shall pay any additional premium attributable thereto.

    (h) Existing Leases and Tenancy Statements. Buyers written approval, within ten (10) days after receipt of legible copies of all leases, subleases or rental arrangements (collectively the "Existing Leases") affecting the Property, and a statement (the "Tenancy Statement") in the latest form or equivalent to that published by the A.I.R., executed by Seller and each tenant and subtenant of the Property. Seller shall use its best efforts to provide Buyer with said Existing Leases and Tenancy Statements promptly after the Date of Agreement.

    (i) Other Agreements. Buyer's written approval, within ten (10) days after receipt, of a copy of any other agreements ("Other Agreements") known to Seller that will affect the Property beyond the Closing. Seller shall cause said copies to be delivered to Buyer promptly after the Date of Agreement.

    (j) Financing. If paragraph 5 hereof dealing with a financing contingency has not been stricken, the satisfaction or waiver of such New Loan contingency.

    (k) Existing Notes. [If paragraph 3.1 (c) has not been stricken, Buyers written approval, within ten (10) days after receipt, of conformed and legible copies of the Existing Notes, Existing Deeds of Trust and related agreements (collectively the "Loan Documents") to which the Property will remain subject after the Closing, including a beneficiary statement (the "Beneficiary Statement") executed by the holders of the Existing Notes confirming: (1) the amount of the unpaid principal balance, the current interest rate, and the date to which interest is paid, and (2) the nature and amount of any impounds held by the beneficiary in connection with said loan. Seller shall use its best efforts to provide Buyer with said Loan Documents and Beneficiary Statement promptly after the Date of Agreement. Buyers obligation to close is further conditioned upon Buyers being able to purchase the Property without acceleration or change in the terms of any Existing Notes or charges to Buyer except as otherwise provided in this Agreement or approved by Buyer, provided, however, Buyer shall pay the transfer fee referred to in paragraph 3.2 hereof.]

    (l) Destruction, Damage or Loss. There shall not have occurred prior to the Closing, a destruction of, or damage or loss to, the Property or any portion thereof, from any cause whatsoever, which would cost more than $10,000.00 to repair or cure. If the cost of repair or cure is $10,000.00 or less, Seller shall repair or cure the loss prior to the Closing. Buyer shall have the option, within ten (10) days after receipt of written notice of a loss costing more than $10,000.00 to repair or cure, to either terminate this transaction or to purchase the Property notwithstanding such loss, but without deduction or offset against the


LANGUAGE INDICATED AS BEING SHOWN BY STRIKE OUT IN THE TYPESET DOCUMENT IS ENCLOSED IN BRACKETS "[" AND "]" IN THE ELECTRONIC FORMAT.
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Purchase Price. If the cost to repair or cure is more than $10,000.00, and Buyer does not elect to terminate this transaction, Buyer shall be entitled to any insurance proceeds applicable to such loss. Unless otherwise notified in writing by either Party or Broker, Escrow Holder shall assume no destruction, damage or loss costing more than $10,000.00 to repair or cure has occurred prior to Closing.

    (m) Material Change. No Material Change, as hereinafter defined, shall have occurred with respect to the Property that has not been approved in writing by Buyer. For purposes of this Agreement, a "Material Change" shall be a change in the status of the use, occupancy, tenants, or condition of the Property as reasonably expected by the Buyer, that occurs after the date of this offer and prior to the Closing. Buyer shall have ten (10) days following receipt of written notice from any source of any such Material Change within which to approve or disapprove same. Unless otherwise notified in writing by either Party or Broker, Escrow Holder shall assume that no Material Change has occurred prior to the Closing.

    (n) Seller Performance. The delivery of all documents and the due performance by Seller of each and every undertaking and agreement to be performed by Seller under this Agreement.

    (o) Breach of Warranty. That each representation and warranty of Seller herein be true and correct as of the Closing. Escrow Holder shall assume that this condition has been satisfied unless notified to the contrary in writing by Buyer or Broker(s) prior to the Closing.

     (p) Broker's Fee. [Payment at the Closing of such Brokers Fee as is specified in this Agreement or later written instructions to Escrow Holder executed by Seller and Broker(s). It is agreed by Buyer, Seller and Escrow Holder that Broker(s) is/are a third party beneficiary of this Agreement insofar as the Broker's fee is concerned, and that no change shall be made by Buyer, Seller or Escrow Holder with respect to the time of payment, amount of payment, or the conditions to payment of the Brokers Fee specified in this Agreement, without the written consent of Broker(s).]

      9.2 All of the contingencies specified in sub-paragraphs (a) through (o) of paragraph 9.1 are for the benefit of, and may be waived by, Buyer, and may be elsewhere herein referred to as "Buyer Contingencies." See addendum

      9.3 If Buyer shall fail, within the applicable time specified, to approve or disapprove in writing to Escrow Holder, Seller and the other Party's Broker, any item, matter or document subject to Buyer's approval under the terms of this Agreement, it shall be conclusively presumed that Buyer has approved such item, matter or document. Buyers conditional approval shall constitute a disapproval, unless provision is made by the Seller within the time specified therefor by the Buyer in the conditional approval or by this Agreement, whichever is later, for the satisfaction of the condition imposed by the Buyer.


        Item"), Seller shall have the right within ten (10) days following the expiration of the time period applicable to such Buyer Contingency or receipt of notice of Buyers disapproval, as the case may be, to elect to cure such Disapproved Item prior to the Expected Closing Date ("Sellers Election"). Sellers failure to give to Buyer within said ten (10) day period, written notice of Sellers commitment to cure such Disapproved Item on or before the Expected Closing Date shall be conclusively presumed to be Sellers Election not to cure such Disapproved Item. If Seller elects, either by written notice or failure to give written notice, not to cure a Disapproved Item, Buyer shall have the election, within ten (10) days after Sellers Election to either accept title to the Property subject to that Disapproved Item, or to terminate this transaction. Buyers failure to elect termination by written notice to Seller within said ten (10) day period shall constitute Buyers election to accept title to the Property subject to that Disapproved Item without deduction or offset. Unless expressly provided otherwise herein, Sellers right to cure shall not apply to [Hazardous Substance Conditions referenced in paragraph 9.1 (c) or] to the Financing Contingency set forth in paragraph 5. Unless the parties mutually instruct otherwise, if the time periods for the satisfaction of contingencies or for Sellers and Buyers said Elections would expire on a date after the Expected Closing Date, the Expected Closing Date shall be deemed extended to coincide with the expiration of three (3) business days following the expiration of: (a) the applicable contingency period(s), (b) the period within which the Seller may elect to cure the Disapproved Item, or (c) if Seller elects not to cure, the period within which Buyer may elect to terminate his transaction, whichever is later.

     9.5. Buyer understands and agrees that until such time as all Buyers Contingencies have been satisfied or waived, Seller and/or its agents may solicit, entertain and/or accept back-up offers to purchase the subject Property in the event the transaction covered by this Agreement is not consummated.

     9.6. [As defined in subparagraph 9.1 (c),] Buyer and Seller acknowledge that extensive local, state and Federal legislation establish broad liability upon owners and/or users of real property for the investigation and remediation of a Hazardous Substance Condition. The determination of the existence of a Hazardous Substance Condition and the evaluation of the impact of such a condition are highly technical and beyond the expertise of Broker(s). Buyer and Seller acknowledge that they have been advised by Broker(s) to consult their own technical and legal experts with respect to the possible Hazardous Substance Condition aspects of this Property or adjoining properties, and Buyer and Seller are not relying upon any investigation by or statement of Broker(s) with respect thereto. [Buyer and Seller hereby assume]


LANGUAGE INDICATED AS BEING SHOWN BY STRIKE OUT IN THE TYPESET DOCUMENT IS ENCLOSED IN BRACKETS "[" AND "]" IN THE ELECTRONIC FORMAT.

[all responsibility for the impact of such Hazardous Substance Conditions upon their respective interests herein.]

10. DOCUMENTS REQUIRED AT CLOSING.

      10.1 Escrow Holder shall cause to be issued to Buyer a standard coverage (or ALTA extended, if so elected under paragraph 9.1 (0) owners form policy of title insurance effective as of the Closing, issued by the Title Company in the full amount of the Purchase Price, insuring title to the Property vested in Buyer, subject only to the exceptions approved by Buyer. [In the event there is a Purchase Money Deed of Trust in this transaction, the policy of title insurance shall be a joint protection policy insuring both Buyer and Seller.]

"IMPORTANT: IN A PURCHASE OR EXCHANGE OF REAL PROPERTY, IT MAY BE ADVISABLE TO OBTAIN TITLE INSURANCE IN CONNECTION WITH THE CLOSE OF ESCROW SINCE THERE MAY BE PRIOR RECORDED LIENS AND ENCUMBRANCES WHICH AFFECT YOUR INTEREST IN THE PROPERTY BEING ACQUIRED. A NEW POLICY OF TITLE INSURANCE SHOULD BE OBTAINED IN ORDER TO ENSURE YOUR INTEREST IN THE PROPERTY THAT YOU ARE ACQUIRING."

     10.2 Seller shall deliver or cause to be delivered to Escrow Holder in time for delivery to Buyer at the Closing, an original ink signed:

           (a) Grant deed (or equivalent), duly executed and in recordable form, conveying fee title to the Property to Buyer.

           (b) If paragraph 3.1 (c) has not been stricken, the Beneficiary Statements concerning Existing Note(s).

           (c) If applicable, the Existing Leases and Other Agreements together with duly executed assignments thereof by Seller and Buyer. The assignment of Existing Leases shall be on the most recent Assignment and Assumption of Lessors Interest in Lease form published by the A.I.R. or its equivalent.

          (d) If applicable, the Tenancy Statements executed by Seller and the Tenant(s) of the Property.

          (e) An affidavit executed by Seller to the effect that Seller is not a "foreign person" within the meaning of Internal Revenue Code Section 1445 or successor statutes. If Seller does not provide such affidavit in form reasonably satisfactory to Buyer at least three (3) business days prior to the Closing, Escrow Holder shall at the Closing deduct from Seller's proceeds and remit to Internal Revenue Service such sum as is required by applicable Federal law with respect to purchases from foreign sellers. See Addendum

     10.3 Buyer shall deliver or cause to be delivered to Seller through escrow:

        (a) The cash portion of the Purchase Price and such additional sums as are required of Buyer under this Agreement for prorations, expenses and adjustments. The balance of the cash portion of the Purchase Price, including Buyers escrow charges and other cash charges, if any, shall be deposited by Buyer with Escrow Holder, by cashiers check drawn upon a local major banking institution, federal funds wire transfer, or any other method acceptable to Escrow Holder as immediately collectable funds, no later than I 1:00 o'clock A.M. on the business day prior to the Expected Closing Date.

       [(b) If a Purchase Money Note and Purchase Money Deed of Trust are called for by this Agreement, the duly executed originals of those documents, the Purchase Money Deed of Trust being in recordable form, together with evidence of fire insurance on the improvements in the amount of the full replacement cost naming Seller as a mortgage loss payee, and a real estate tax service contract (at Buyers expense), assuring Seller of notice of the status of payment of real property taxes during the life of the Purchase Money Note.]

        (c) The assumption portion of the Assignment and Assumption of Lessors Interest in Lease form specified in paragraph 10.2(c) above, duly executed by Buyer with respect to the obligations of the Lessor accruing after the Closing as to each Existing Lease.

        (d) Assumptions duly executed by Buyer of the obligations of Seller that accrue after Closing under any other Agreements.

        (e) [If applicable, a written assumption duly executed by Buyer of the loan documents with respect to Existing Notes.]

11. PRORATIONS, EXPENSES AND ADJUSTMENTS. See Addendum

        11.1 Taxes. Real property taxes payable by the owner of the Property shall be prorated through Escrow as of the date of the Closing, based upon the latest tax bill available. The Parties agree to prorate as of the Closing any taxes assessed against the Property by supplemental bill levied by reason of events occurring prior to the Closing. Payment shall be made promptly in cash upon receipt of a copy of any such supplemental bill of the amount necessary to accomplish such proration. [Seller shall pay and discharge in full at or before the Closing the unpaid balance of any special assessment bonds.]

        11.2 Insurance. If Buyer elects to take an assignment of the existing casualty and/or liability insurance that is maintained by Seller, the current premium therefor shall be prorated through Escrow as of the date of Closing.


LANGUAGE INDICATED AS BEING SHOWN BY STRIKE OUT IN THE TYPESET DOCUMENT IS ENCLOSED IN BRACKETS "[" AND "]" IN THE ELECTRONIC FORMAT.

        11.3 Rentals, Interest and Expenses. Collected rentals, interest on Existing Notes, utilities, and operating expenses shall be prorated as of the date of Closing. The Parties agree to promptly adjust between themselves outside of Escrow any rents received after the Closing.

        11.4 Security Deposit. Security Deposits held by Seller shall be given to Buyer by a credit to the cash required of Buyer at the Closing.

        11.5 Post Closing Matters. Any item to be prorated that is not determined or determinable at the Closing shall be promptly adjusted by the Parties by appropriate cash payment outside of the Escrow when the amount due is determined.

        [11.6 Variations in Existing Note Balances, In the event that Buyer is taking title to the Property subject to an Existing Deed of Trust(s), and in the event that a Beneficiary Statement as to the applicable Existing Note(s) discloses that the unpaid principal balance of such Existing Note(s) at the Closing will be more or less than the amount set forth in paragraph 3.1 (c) hereof (the "Existing Note Variation"), then the Purchase Money Note(s) shall be reduced or increased by an amount equal to such Existing Note Variation. If there is to be no Purchase Money Note, the cash required at the Closing per Paragraph 3.1 (a) shall be reduced or increased by the amount of such Existing
Note Variation.

        11.7 Variations in New Loan Balance. In the event Buyer is obtaining a New Loan and in the event that the amount of the New Loan actually obtained is greater than the amount set forth in Paragraph 5.1 hereof, the Purchase Money Note, if one is called for in this transaction, shall be reduced by the excess of the actual face amount of the New Loan over such amount as designated in Paragraph 5.1 hereof.]

        11.8 Escrow Costs and Fees. Buyer and Seller shall each pay one-half of the Escrow Holders charges and Sellers shall pay the usual recording fees and any required documentary transfer taxes. Seller shall pay the premium for a standard coverage owners or joint protection policy of title insurance.

12. REPRESENTATION AND WARRANTIES OF SELLER AND DISCLAIMER.

        12.1 Sellers warranties and representations shall survive the Closing and delivery of the deed, and, unless otherwise noted herein, are true, material and relied upon by Buyer and Broker(s) in all respects, both as of the Date of Agreement, and as of the date of Closing. Seller hereby makes the following warranties and representations to Buyer and Broker(s):

    (a) Authority of Seller. Seller is the owner of the Property and/or has the full right, power and authority to sell, convey and transfer the Property to Buyer as provided herein, and to perform Sellers obligations hereunder.

    (b) Maintenance During Escrow and Equipment Condition At Closing. EXCEPT as otherwise provided in paragraph 9.1 (1) hereof dealing with destruction, damage or loss, Seller shall maintain the Property until the Closing in its present condition, ordinary wear and tear excepted. The heating, ventilating, air conditioning, plumbing, elevators, loading doors and electrical systems shall be in good operating order and condition at the time of Closing.

    (c) Hazardous SubstancesIStorage Tanks. Seller has no knowledge, except as otherwise disclosed to Buyer in writing, of the existence or prior existence on the Property of any Hazardous Substance [(as defined in paragraph 9.1 (c)),] nor of the existence or prior existence of any above or below ground storage tank or tanks.

    (d) Compliance. Seller has no knowledge of any aspect or condition of the Property which violates applicable laws, rules, regulations, codes or covenants, conditions or restrictions, or of improvements or alterations made to the Property without a permit where one was required, or of any unfulfilled order or directive of any applicable governmental agency or casualty insurance company that any work of investigation, remediation, repair, maintenance or improvement is to be performed on the Property.

    (e) Changes in Agreements. Prior to the Closing, Seller will not violate or modify, orally or in writing, any Existing Lease or Other Agreement, or create any new leases or other agreements affecting the Property, without Buyers written approval, which approval will not be unreasonably withheld.

    (f) Possessory Rights. Seller has no knowledge that anyone will, at the Closing, have any right to possession of the Property, except as disclosed by this Agreement or otherwise in writing to Buyer.

    (g) Mechanics' Liens. There are no unsatisfied mechanic's or material man's lien rights concerning the Property.

    (h) Actions, Suits or Proceedings. Seller has no knowledge of any actions, suits or proceedings pending or threatened before any commission, board, bureau, agency, instrumentality, arbitrator(s) court or tribunal that would affect the Property or the right to occupy or utilize same.

    (i) Notice of Changes. Seller will promptly notify Buyer and Broker(s) in writing of any Material Change (as defined in paragraph 9.1 (m)) affecting the Property that becomes known to Seller prior to the Closing.

    (j) No Tenant Bankruptcy Proceedings. Seller has no notice or knowledge that any tenant of the Property is the subject of a bankruptcy or insolvency proceeding.


LANGUAGE INDICATED AS BEING SHOWN BY STRIKE OUT IN THE TYPESET DOCUMENT IS ENCLOSED IN BRACKETS "[" AND "]" IN THE ELECTRONIC FORMAT.

    (k) No Seller Bankruptcy Proceedings. Seller is not the subject of a bankruptcy, insolvency or probate proceeding.

      12.2 Buyer hereby acknowledges that, except as otherwise stated in this Agreement, Buyer is purchasing the Property in its existing condition and will, by the time called for herein, make or have waived all inspections of the Property Buyer believes are necessary to protect its own interest in, and its contemplated use of, the Property. The Parties acknowledge that, except as otherwise stated in this Agreement, no representations, inducements, promises, agreements, assurances, oral or written, concerning the Property, or any aspect of the Occupational Safety and Health Act, hazardous substance laws, or any other act, ordinance or law, have been made by either Party or Broker, or relied upon by either Party hereto.



13. POSSESSION.

      13.1 Possession of the Property shall be given to Buyer at the Closing subject to the rights of tenants under Existing Leases.

14.   BUYER'S ENTRY.

      14.1 At any time during the Escrow period, Buyer, and its agents and representatives, shall have the right at reasonable times and subject to rights of tenants under Existing Leases, to enter upon the Property for the purpose of making inspections and tests specified in this Agreement. Following any such entry or work, unless otherwise directed in writing by Seller, Buyer shall return the Property to the condition it was in prior to such entry or work, including the recompaction or removal of any disrupted soil or material as Seller may reasonably direct. All such inspections and tests and any other work conducted or materials furnished with respect to the Property by or for Buyer shall be paid for by Buyer as and when due and Buyer shall indemnify, defend, protect and hold harmless Seller and the Property of and from any and all claims, liabilities, demands, losses, costs, expenses (including reasonable attorney's fees), damages or recoveries, including those for injury to person or property, arising out of or relating to any such work or materials or the acts or omissions of Buyer, its agents or employees in connection therewith. See Addendum.

16. FURTHER DOCUMENTS AND ASSURANCES.

        16.1 Buyer and Seller shall each, diligently and in good faith, undertake all actions and procedures reasonably required to place the Escrow in condition for Closing as and when required by this Agreement. Buyer and Seller agree to provide all further information, and to execute and deliver all further documents and instruments, reasonably required by Escrow Holder or the Title Company.

16. ATTORNEYS' FEES.

        16.1 In the event of any litigation or arbitration between the Buyer, Seller, and Broker(s), or any of them, concerning this transaction, the prevailing party shall be entitled to reasonable attorney's fees and costs. The attorneys' fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred in good faith.

17. PRIOR AGREEMENTS/AMENDMENTS.

        17.1 The contract in effect as of the Date of Agreement supersedes any and all prior agreements between Seller and Buyer regarding the Property.

        17.2 Amendments to this Agreement are effective only if made in writing and executed by Buyer and Seller.

18. BROKER'S RIGHTS.

        18.1 If this sale shall not be consummated due to the default of either the Buyer or Seller, the defaulting party shall be liable to and shall pay to Broker(s) the commission that Broker(s) would have received had the sale been consummated. This obligation of Buyer, if Buyer is the defaulting party, is in addition to any obligation with respect to liquidated damages.

        18.2 Upon the Closing, Broker(s) is/are authorized to publicize the facts of this transaction.

19. NOTICES.

        19.1 Whenever any Party hereto, Escrow Holder or Broker(s) herein shall desire to give or serve any notice, demand, request, approval or other communication, each such communication shall be in writing and shall be delivered personally, by messenger or by mail, postage prepaid, addressed as set forth adjacent to that party's or Broker's signature on this Agreement or by telecopy with receipt confirmed by telephone. Service of any such communication shall be deemed made on the date of actual receipt at such address.

        19.2 Any Party or Broker hereto may from time to time, by notice in writing served upon the other Party as aforesaid, designate a different address to which, or a different person or additional persons to whom, all communications are thereafter to be made.

20. DURATION OF OFFER.

        20.1 If this offer shall not be accepted by Buyer on or before 5:00 P.M. according to the time standard applicable to the city of Los Angeles California on the date of January 12, 1998, Monday , it shall be deemed automatically revoked.

        20.2 The acceptance of this offer, or of any subsequent counter-offer hereto, that creates an agreement between the Parties as described in paragraph 1.2, shall be deemed made upon delivery to the other Party or either Broker herein of a duly executed writing unconditionally accepting the last outstanding offer or counter-offer.

21. LIQUIDATED DAMAGES. (This Liquidated Damages paragraph is applicable only if initialed by both parties).

        21.1 THE PARTIES AGREE THAT IT WOULD BE IMPRACTICABLE OR EXTREMELY DIFFICULT TO FIX, PRIOR TO SIGNING THIS AGREEMENT, THE ACTUAL DAMAGES WHICH WOULD BE SUFFERED BY SELLER IF BUYER FAILS TO PERFORM ITS OBLIGATIONS UNDER THIS AGREEMENT. THEREFORE, IF, AFTER THE SATISFACTION OR WAIVER OF ALL CONTINGENCIES PROVIDED FOR THE BUYER'S BENEFIT,BUYER BREACHES THIS AGREEMENT, SELLER SHALL BE ENTITLED TO LIQUIDATED DAMAGES IN THE AMOUNT OF $100,000 PLUS INTEREST, IF ANY, ACCRUED THEREON. UPON PAYMENT OF SAID SUM TO SELLER, BUYER SHALL BE RELEASED FROM ANY FURTHER LIABILITY TO SELLER, AND ANY ESCROW CANCELLATION FEES AND TITLE COMPANY CHARGES SHALL BE PAID BY SELLER.

22. ARBITRATION OF DISPUTES. (This Arbitration of Disputes paragraph is applicable only if initialed by both parties and is subject to paragraph 23, below.)

      22.1 ANY CONTROVERSY AS TO WHETHER SELLER IS ENTITLED TO THE LIQUIDATED DAMAGES AND/OR BUYER IS ENTITLED TO THE RETURN OF DEPOSIT MONEY, SHALL BE DETERMINED BY BINDING ARBITRATION BY, AND UNDER THE COMMERCIAL RULES (the "COMMERCIAL RULES") OF, THE AMERICAN ARBITRATION ASSOCIATION. HEARINGS ON SUCH ARBITRATION SHALL BE HELD IN THE COUNTY WHERE THE PROPERTY IS LOCATED. ANY SUCH CONTROVERSY SHALL BE ARBITRATED BY THREE (3) ARBITRATORS WHO SHALL BE IMPARTIAL REAL ESTATE BROKERS WITH AT LEAST FIVE (5) FULL TIME YEARS OF EXPERIENCE IN THE AREA WHERE THE PROPERTY IS LOCATED, IN THE TYPE OF REAL ESTATE THAT IS THE SUBJECT OF THIS AGREEMENT AND SHALL BE APPOINTED UNDER THE COMMERCIAL RULES. THE ARBITRATORS SHALL HEAR AND DETERMINE SAID CONTROVERSY IN ACCORDANCE WITH APPLICABLE LAW AND THE INTENTION OF THE PARTIES AS EXPRESSED IN THIS AGREEMENT, AS THE SAME MAY HAVE BEEN DULY MODIFIED IN WRITING BY THE PARTIES PRIOR TO THE ARBITRATION, UPON THE EVIDENCE PRODUCED AT AN ARBITRATION HEARING SCHEDULED AT THE REQUEST OF EITHER PARTY. SUCH PRE-ARBITRATION DISCOVERY SHALL BE PERMITTED AS IS AUTHORIZED UNDER THE COMMERCIAL RULES OR STATE LAW APPLICABLE TO ARBITRATION PROCEEDINGS, THE AWARD SHALL BE EXECUTED BY AT LEAST TWO (2) OF THE THREE (3) ARBITRATORS, BE RENDERED WITHIN THIRTY (30) DAYS AFTER THE CONCLUSION OF THE HEARING, AND MAY INCLUDE ATTORNEYS' FEES AND COSTS TO THE PREVAILING PARTY PER PARAGRAPH 16 HEREOF. JUDGMENT MAY BE ENTERED ON THE AWARD IN ANY COURT OF COMPETENT JURISDICTION NOTWITHSTANDING THE FAILURE OF A PARTY DULY NOTIFIED OF THE ARBITRATION HEARING TO APPEAR THEREAT.

        22.2 BUYER'S RESORT TO OR PARTICIPATION IN SUCH ARBITRATION PROCEEDINGS SHALL NOT BAR SUIT IN A COURT OF COMPETENT JURISDICTION BY THE BUYER FOR DAMAGES AND/OR SPECIFIC PERFORMANCE UNLESS AND UNTIL THE ARBITRATION RESULTS IN AN AWARD TO THE SELLER OF LIQUIDATION DAMAGES, IN WHICH EVENT SUCH AWARD SHALL ACT AS A BAR AGAINST ANY ACTION BY BUYER FOR DAMAGES AND/OR SPECIFIC PERFORMANCE.

        22.3 NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

   WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.

23. APPLICABLE LAW.

        23.1 This Agreement shall be governed by, and paragraph 22.3 amended to refer to, the laws of the state in which the Property is located.

24. TIME OF ESSENCE.

        24.1 Time is of the essence of this Agreement.

25. COUNTERPARTS.

        25.1 This Agreement may be executed by Buyer and Seller in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Escrow Holder, after verifying that the counterparts are identical except for the signatures, is authorized and instructed to combine the signed signature pages on one of the counterparts, which shall then constitute the Agreement.

26. DISCLOSURES REGARDING THE NATURE OF A REAL ESTATE AGENCY RELATIONSHIP.

        26.1 The Parties and Broker(s) agree that their relationship(s) shall be governed by the principles set forth in California Civil Code, Section 2375, as summarized in the following paragraph 26.2.

        26.2 When entering into a discussion with a real estate agent regarding a real estate transaction, a Buyer or Seller should from the outset understand what type of agency relationship or representation it has with the agent or agents in the transaction. Buyer and Seller acknowledge being advised by the Broker(s) in this transaction as follows:

   (a) Seller's Agent A Sellers agent under a listing agreement with the Seller acts as the agent for the Seller only. A Sellers agent or subagent has the following affirmative obligations: (1) To the Seller. A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Seller. (2) To the Buyer and the Seller., a. Diligent exercise of reasonable skill and care in performance of the agent's duties. b. A duty of honest and fair dealing and good faith. c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

   (b) Buyer's Agent A selling agent can, with a Buyers consent, agree to act as agent for the Buyer only. In these situations, the agent is not the Sellers agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Seller. An agent acting only for a Buyer has the following affirmative obligations. (1) To the Buyer.- A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Buyer.
(2) To the Buyer and the Seller., a. Diligent exercise of reasonable skill and care in performance of the agent's duties. b. A duty of honest and fair dealing and good faith. c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

   (c) Agent Representing Both Seller and Buyer. A real estate agent, either acting directly or through one or more associate licenses, can legally be the agent of both the Seller and the Buyer in a transaction, but only with the knowledge and consent of both the Seller and the Buyer. (1) In a dual agency situation, the agent has the following affirmative obligations to both the Seller and the Buyer: a. A fiduciary duty of utmost care, integrity, honesty and loyalty in the dealings with either Seller or the Buyer. b. Other duties to the Seller and the Buyer as stated above in their respective sections (a) or (b) of this paragraph 26.2. (2) In representing both Seller and Buyer, the agent may not without the express permission of the respective Party, disclose to the other Party that the Seller will accept a price less than the listing price or that the Buyer will pay a price greater than the price offered. (3) The above duties of the agent in a real estate transaction do not relieve a Seller or Buyer from the responsibility to protect their own interests. Buyer and Seller should carefully read all agreements to assure that they adequately express their understanding of the transaction. A real estate agent is a person qualified to advise about real estate. If legal or tax advise is desired, consult a competent professional.

   (d) Further Disclosures. Throughout this transaction Buyer and Seller may receive more than one disclosure, depending upon the number of agents assisting in the transaction. Buyer and Seller should each read its contents each time it is presented, considering the relationship between them and the real estate agent in this transaction and that disclosure.

        26.3 Confidential Information: Buyer and Seller agree to identify to Broker(s) as "Confidential" any communication or information given Broker(s) that is considered by such Party to be confidential.

27. ADDITIONAL PROVISIONS:

     Additional provisions of this offer, if any, are as follows or are attached hereto by an addendum consisting of paragraphs 28 through 33. (It will be presumed no other provisions are included unless specified here.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

BUYER AND SELLER HEREBY ACKNOWLEDGE THAT THEY HAVE BEEN AND ARE NOW ADVISED BY THE BROKER(S) TO CONSULT AND RETAIN THEIR OWN EXPERTS TO ADVISE AND REPRESENT THEM CONCERNING THE LEGAL AND INCOME TAX EFFECTS OF THIS AGREEMENT, AS WELL AS THE CONDITION AND/OR LEGALITY OF THE PROPERTY, THE IMPROVEMENTS AND EQUIPMENT THEREIN, THE SOIL THEREOF, THE CONDITION OF TITLE THERETO, THE SURVEY THEREOF, THE ENVIRONMENTAL ASPECTS THEREOF, THE INTENDED AND/OR PERMITTED USAGE THEREOF, THE EXISTENCE AND NATURE OF TENANCIES THEREIN, THE OUTSTANDING OTHER AGREEMENTS, IF ANY, WITH RESPECT THERETO, AND THE EXISTING OR CONTEMPLATED FINANCING THEREOF, AND THAT THE BROKER(S) IS/ARE NOT TO BE RESPONSIBLE FOR PURSUING THE INVESTIGATION OF ANY SUCH MATTERS UNLESS EXPRESSLY OTHERWISE AGREED TO IN WRITING BY BROKER(S) AND BUYER OR SELLER.

If this Agreement has been filled in, it has been prepared for submission to your attorney for his approval. No representation or recommendation is made by the real estate Broker(s) or their agents or employees as to the legal sufficiency, legal effect, or tax consequences of this Agreement or the transaction involved herein. The undersigned Buyer offer and agrees to buy the property on the terms and conditions stated and acknowledges receipt of a copy hereof.

BROKER:                                          BUYER:
Delphi Business Properties                       Eltron International, Inc.

_____________________________________________    ___________________________________________

By                      Date                     By    [SIG]              Date
   ------------------        -------------         ----------------------      -------------

Name Printed: Kevin Tamura                       Name Printed: Donald Skinner

Title: _____________________________________     Title Chief Executive Officer

Address: 7100 Hayvenhurst Ave., #211, Van        Address:  41 Moreland Road, Simi Valley,
Nuys, California 91406                           California 93065

Telephone: (818) 780-7878                        Telephone: (805) 579-1800
Facsimile No.: (818) 780-8152                    Facsimile: (805) 579-1808

28. ACCEPTANCE

        28.1 Seller accepts the foregoing offer to purchase the Property and hereby agrees to sell the Property to Buyer on the terms and conditions therein specified.

        28.2 Seller acknowledges that Broker(s) has/have been retained to locate a Buyer and is/are the procuring cause of the purchase and sale of the Property set forth in this Agreement. In consideration of real estate brokerage service rendered by Broker(s), Seller agrees to pay Broker(s) a real estate brokerage fee in a sum equal to 5% of the Purchase Price (the "Broker(s) Fee") divided equally in such shares as said Broker(s) shall direct in writing. As is provided in paragraph 9.1(p), this Agreement shall serve as an irrevocable instruction to Escrow Holder to pay such brokerage fee to Broker(s) out of the proceeds accruing to the account of Seller at the Closing

        28.3 Seller acknowledges receipt of a copy hereof and authorizes the Broker(s) to deliver a signed copy to Buyer.

NOTE: A PROPERTY INFORMATION SHEET IS REQUIRED TO BE DELIVERED TO BUYER BY SELLER UNDER THIS AGREEMENT.

BROKER:                                          SELLER:
DAUM COMMERCIAL REAL ESTATE                      Benchmark Holding Group, a California
                                                 general partnership


_____________________________________________    ___________________________________________


By                      Date                     By /s/ A. Carl Kotchin   Date
   ------------------        -------------          ---------------------      ------------
Name Printed: Bram White                         Name Printed: A. Carl Kotchin

Title: Executive Vice President                  Title General Partner

Address: 711 Daily Drive, Suite 100,             Address:
Camarillo California 91406

Telephone: (805) 987-8866                        Telephone:
Facsimile No.: (805) 987-7465                    Facsimile:

                      ADDENDUM TO STANDARD OFFER, AGREEMENT
               AND ESCROW INSTRUCTIONS FOR PURCHASE OF REAL ESTATE

        This Addendum to Standard Offer, Agreement and Escrow Instructions for Purchase of Real Estate (this "Addendum") is entered into by and between BENCHMARK HOLDING GROUP, a California general partnership ("Seller"), and ELTRON INTERNATIONAL, INC., a California corporation ("Buyer"), and modifies and supplements that certain Standard Offer, Agreement and Escrow Instructions for Purchase of Real Estate dated December 30, 1997 (together with this Addendum, the "Agreement") covering certain improved real property located at 1001 Flynn Road, Camarillo, California, as more particularly described in the Agreement (the "Property").

        Capitalized terms not defined herein shall have the same meanings as set forth for such terms in the Agreement. In the event of any conflict or inconsistency between the terms and provisions hereof and the terms and provisions of the agreement, the terms and provisions of this Addendum shall control. As modified hereby, the terms and provisions of the Agreement shall remain in full force and effect and binding upon the parties.

        The Agreement is hereby modified and/or supplemented as follows (Section numbers below refer to the indicated Sections of the Agreement):

1.1 Expected Closing Date The Expected Closing Date shall be February 27, 1998. However, Buyer shall have the right to require the Closing to occur within three
(3) days after Buyer's written notification to Seller that Buyer is prepared to close the escrow, which notice may be given by Buyer at any time from and after January 23, 1998. Seller shall take all actions necessary to accomplish the closing within such three (3) day period after receipt of Buyer's notice. Failure to close on or before the date specified in the notice from Buyer, other than due to the fault of Buyer, shall entitle Buyer to the purchase price which would otherwise be applicable on the noticed closing date.

2.3 Property. The term "property" shall include, without limitation, the real property described in Section 2.3, all improvements thereon, all rights, privileges, permits, entitlements, easements and appurtenances running with or otherwise benefiting said real property in any manner, all minerals, oil, gas and other hydrocarbon substances on and under said real property, all development rights, air rights, water, water rights, riparian rights, and water stock relating to said real property, all rights-of-way and other appurtenances used in connection with the beneficial use and enjoyment of said real property, all of Seller's right, title and interest in and to all roads and alleys adjoining or servicing said real property, and all personal property (herein the "Personal Property") owned by

Seller and used at or in connection with said real property, improvements, or the use or operation thereof. Seller shall cause the legal description of the Property to be provided to Buyer concurrently with the current title report required by this Agreement, which shall be subject to Buyer's approval concurrently with the title matters referenced herein.

3. Purchase Price. The purchase price (the "Purchase Price") to be paid by Buyer to Seller for the Property shall be $8,200,000.00 all payable in cash at Closing. Notwithstanding the foregoing, should Buyer waive the applicable contingency period to allow an early closing, the purchase price for a closing on or prior to February 5, 1998, shall be Eight Million Dollars ($8,000,000,00) and the purchase price for a closing subsequent to February 5, 1998 but on or before February 16, 1998 shall be Eight Million One Hundred Thousand Dollars ($8,100,000.00).

5. Financing Contingency. From and after execution of this Agreement, Seller agrees to take all reasonable steps to cooperate at all times with Buyer and Buyer's proposed lenders in applying for and obtaining Buyer's financing for the purchase of the Property, including, without limitation, by providing all documents, leases, subleases, affidavits, and information in Seller's possession which Buyer or the proposed lender(s) may reasonably request for such purposes, in addition to all other documents, items and information required from Seller by this Agreement. The availability of financing on terms acceptable to Buyer on or before February 23, 1998, shall be a contingency of Buyer's obligation to purchase.

8.1 Escrow and Closing (Escrow Instructions): In the event of any conflict or inconsistency between the terms and provisions of the Agreement and the terms and provisions of any escrow instructions related to this transaction, as between Seller and Buyer the terms and provisions of the Agreement shall control, and as between the escrow holder and the parties the terms and provisions of such escrow instructions shall control.

8.8 Escrow and Closing (work product): Notwithstanding the foregoing, in the event there is any cost for reproduction, Seller shall reimburse Buyer for such cost upon receipt of the copies requested. Any release to Seller shall be contingent on such release not being in violation of the rights of any third party producing such material. Any material released by Buyer to Seller shall be without any representation or warranty as to its accuracy or completeness.

9. Contingencies to Closing. Notwithstanding the dates contained in the body of this Standard Offer, Buyer shall have through and including February 23, 1998 to satisfy itself regarding all contingencies, including but not limited to the condition of the property, the title, financing and the suitability for Buyer's purpose together with the contingencies referenced herein. Failure to notify Seller in writing of Buyer's disapproval by such date shall constitute confirmation of waiver of all contingencies.

        9.1(a) Condition of Title. In no event shall any monetary liens or encumbrances remain upon the Property upon or after the Closing other than the lien of non-delinquent real property taxes and assessments, general and special, not yet due. Seller hereby covenants to deliver title to Buyer upon the Closing free and clear of all such monetary liens and encumbrances (including, without limitation, by the satisfaction and reconveyance of all deeds of trust and mechanics' liens and Seller's payment of all principal, interest, prepayment charges, and other costs necessary to accomplish the same). Seller's compliance with the foregoing shall also be a condition precedent to Buyer's obligation to close the Escrow.

        9.1(b) Existing Leases and Tenancy Statements. At all times after the Closing, Seller shall reasonably cooperate with Buyer in assuring the proper and timely surrender of the entire Property by all lessees, sublessees and occupants thereof (including, without limitation, the Sublessees referenced below) in good condition and in accordance with their respective leases and subleases.

        9.1(c) Buyer's Feasibility Studies. It shall also be a Buyer Contingency under this Agreement that Buyer shall have the right to approve or disapprove, in Buyer's sole business judgment and discretion, all matters relating to the feasibility of Buyer's proposed purchase, financing, development, construction, alteration, use, occupancy and/or operation of the Property.

9.3 Buyer's Contingencies. Buyer shall be required to notify only Seller in writing of any disapproval of a Contingency in order for such disapproval to be timely and effective. Buyer may, but shall not be required to, notify Escrow Holder and Brokers of such disapproval concurrently or at any time subsequently. Any notice by Buyer may be transmitted by facsimile or telecopier to the number provided below the Seller's signature on page 6 of the Agreement, in lieu of or in addition to the other manners of notice permitted by Section 19 of the Agreement. Buyer's approval or disapproval of any Contingency or other matter specified in this Agreement as being subject to Buyer's approval may be given in Buyer's sole business judgment and discretion.

9.6 (Continued). A "Hazardous Substance Condition" for purposes of this Agreement is defined as the existence on, under or relevantly adjacent to the property of a Hazardous Substance (as defined in this Agreement) that would require remediation and/or removal under applicable Federal, state or local laws.

10.2(f) Seller's Deliveries (continued). Upon the Closing, Seller shall also deliver the originals of all warranties, guarantees, policies, and similar documents relating to the

Property and/or any building systems, equipment, facilities, or improvements in or on the Property, in the possession of Seller, along with an assignment of all Seller's rights thereunder in form reasonable acceptable to Buyer. Seller shall at all times cooperate with Buyer in requesting and obtaining the consent of the makers or issuers of such items to the assignment of such rights to Buyer.

11.1 Taxes (continued). General and special assessments shall be prorated through Escrow as of the date of Closing, based upon the latest statements available.

12. Additional Representations, Warranties and Covenants by Seller.

        For the purpose of inducing Buyer to enter into this Agreement, and in addition to the representations, warranties and covenants contained in the Agreement and this Addendum, Seller represents, warrants and covenants to Buyer the following, each of which shall be true and correct as of the date hereof and as of the Closing (which shall be a condition precedent to Buyer's obligation to close the Escrow) and each of which shall survive the Closing and the delivery of possession of the Property to Buyer:

        (a) To the best of Seller's knowledge: (1) the Property is in full compliance with all existing laws, rules, regulations, codes, ordinances, orders, covenants, conditions, restrictions, and similar requirements; (2) all permits, licenses, certificates, entitlements, approvals and other authorizations required for the ownership, development, construction, use occupancy, and operation of the property have been obtained from all appropriate authorities, are in good standing, and the property and Seller are in compliance with all terms and conditions thereof. Seller has not received any notice that Seller, the Property, or any portion of the Property is in violation of any of the foregoing.

        (b) To the best of Seller's knowledge: (1) each and every aspect of the Property, including, without limitation, the structure, roof, foundation, slabs, exterior and interior walls, heating, ventilating, air conditioning, utilities, electrical, plumbing, sanitary, sewer, drainage, safety, security, mechanical systems, communications systems, entrances and loading areas are in good condition and repair and in working order; (2) no material repairs or capital improvements are needed with respect to the property or any portion thereof; (3) there are no structural defects of any improvements on the property, nor are there any defects or conditions of the soil or ground areas which would impair or negatively affect the use or operation of the property; (4) the soil conditions of the Property will adequately support all of the improvements located on the Property for their foreseeable life, without the need for unusual or further subsurface excavations, fills, footings, caissons or other installations; (5) the Property is not in an area identified by any agency or department of the federal or sate government as having special hazards, including, without limitation, flood or fire hazards. There is no fact, circumstance, or condition known to Seller which has had or is likely to have a material adverse effect on the Property or the use occupancy, or operation thereof.
        (c) To the best of Seller's knowledge: (1) there are no "Hazardous Substances" (defined as any substance whose nature and/or quantity of existence, use, manufacture, disposal or effect, renders it subject to Federal, state or local regulation, investigation, remediation or removal as potentially injurious to public health or welfare) on, under or about the Property, including, but not limited to, in the soil or the groundwater. Neither Seller, nor any third party during the time of Seller's ownership of the property, has used, generated, manufactured, stored, released or disposed of any Hazardous Substances in, on, under or about the property or transported any Hazardous Substances to or from the Property; (2) none of the Property, the structures or improvements thereon, or the materials used to construct them contains any Hazardous Substances, including, without limitation, asbestos, PCB's, halon, petroleum or petroleum products, or underground or above-ground storage tanks.

        (d) Other than as disclosed by the more recent tax bills which seller shall deliver to Buyer as required by this Agreement, no real property taxes or assessments have been assessed, or to the best of Seller's knowledge will be assessed, against the Property or any portion thereof. There are no special assessments, charges or liens which have been made or levied against the Property or which will result from work, activities or improvements done to the Property by or for Seller. To the best of Seller's knowledge, there are no intended public or private improvements or development which may result in any assessment, charge or lien being made or levied against or upon the Property or any portion thereof.

        (e) To the best of Seller's knowledge: (1) there is no pending or threatened claim, action, litigation, arbitration, condemnation, annexation, or other proceeding or investigation which affects or relates to the Property or any portion thereof; (2) no moratorium, statute, order, regulation, ordinance, legislation, judgment, ruling or decree of any court or governmental agency has been enacted, adopted, issued, entered, or is pending or in effect, that could materially and adversely affect the Property, Buyer's ability to purchase, develop, occupy, operate or use the Property or any portion thereof; (3) there are no pending bankruptcy or insolvency proceedings of Seller or any lessee, sublessee or occupant of the Property or any portion thereof, nor shall there be at any time following the execution hereof through the date of Closing.

        (f) Except for the tenants disclosed to Buyer by Seller, from and after the date of Closing, no person or entity other than Buyer shall have any right of tenancy, use, or occupancy of the Property or any portion thereof and Buyer shall have sole and exclusive possession, use and enjoyment of the Property as of the date of Closing, other than the Sublessees" defined below in this Addendum. There are no leases, licenses, contracts, or other agreements or understandings permitting, and Seller has not engaged in any course of conduct which would permit, any person or entity to occupy or use any portion of the Property except for the Sublessees. No person or entity whatsoever (including without limitation, any Sublessee) has a right of first offer, right of first refusal, or option to purchase or lease all or any portion of the Property, other than the Sublessee's rights to sublease their respective portions of the property through the end of their respective sublease terms.

        (g) All leases and subleases of the property or any portion thereof expire on June 30, 1998. There are no breaches or defaults by Seller under any such leases, nor are there any facts or circumstances which with the giving of notice or the passage of time, or both, would constitute such a breach or default. To the best of Seller's knowledge, there are no breaches of defaults by any lessees or sublessees under any such leases or subleases, nor are there any facts or circumstances which with the giving of notice or the passage of time, or both, would constitute such a breach or default.

        (h) Except for the agreements (the "Service Contracts") set forth on Exhibit "A" attached to this Agreement and incorporated herein by reference, there are no contracts, agreements, warranties, guarantees, bonds or other agreements which affect or will affect, or which will be obligations of, Buyer or the Property, including, without limitation, any agreements or contracts relating to maintenance, construction, parking, easements, reciprocal easements, common driveways, party walls, rubbish removal, landscaping, deliveries, brokerage, sales, leasing, or cost contribution. Except as otherwise expressly stated in the attached schedule of Service Contracts, each of the Service Contracts may be terminated by any party thereto without liability, expense or penalty of the terminating party, upon not more than thirty (30) days' notice. Not more than thirty (30) days subsequent to Buyer's written notice to Seller, Seller shall cause any or all Service Contracts and other agreements designated by Buyer to be terminated prior to the Closing, should such notice to Seller be received not less than thirty (30) days prior to Closing, and Seller shall pay all termination charges and other costs and shall perform all obligations in connection therewith. In such event, Seller shall also deliver to the appropriate parties written notices of termination of the Service Contracts so designated in writing by Buyer, which notices may be conditioned upon the Closing hereunder. With respect to those Service Contracts and other agreements which Buyer elects not to have terminated, Seller shall deliver written notice to all parties to such Service Contracts and agreements when requested by Buyer and in form reasonably acceptable to Buyer, notifying such other parties of the transfer of the Property and the assignment of Seller's entire interest under said Service Contract and agreements. There is no breach or default under any of the Service Contracts or other agreements, nor do there exist any facts or circumstances which, with the giving of notice or the passage of time or both, would constitute such a breach or default. From and after the execution hereof, Seller shall not modify, amend, extend or terminate any Service Contract or any other obligations or agreements affecting the Property, nor shall Seller enter into any contracts, agreements or understandings (or modifications thereof) affecting the Property, without the prior written consent of Buyer in Buyer's discretion.

        (i) The Property currently has in effect adequate utility, water supply, storm and sanitary sewage facilities, telephone, gas electricity, fire protection, and similar services which are necessary or desirable for the current use, occupancy and operation of the Property, and adequate means of ingress and egress to and from public streets. Seller has no reason to believe that any such utilities, other services, or access will not continue to be available in their present forms and amounts after the Closing, without expense to Buyer other than normal and usual security deposits.

        (j) No work or labor has been performed or is in progress, and no materials or supplies have been furnished, to or for the Property or Seller, which have not been paid for in full by Seller, nor shall any such matters occur prior to the Closing which shall not be paid for in full by Seller promptly and in no event later than February 13, 1998.

        (k) Seller is a general partnership duly organized and validly existing under the laws of the State of California. Seller has the legal power, right and authority to enter into this Agreement. The individuals executing this Agreement on behalf of Seller hereby represent and warrant that they have the power, right and authority to bind Seller without further consents or approvals of any kind. All requisite partnership action has been taken by Seller and all requisite consents have been obtained by Seller in connection with this Agreement.

        (l) This Agreement is duly executed by Seller and is valid and legally binding and enforceable upon Seller. Neither the execution nor performance of this Agreement shall result in a breach or default under any agreement, document, instrument, or other obligation to which Seller is a party or by which Seller may be bound, or under any law, statute, ordinance, rule, governmental regulation or any writ, injunction, order or decree of any court or governmental body, applicable to Seller or the Property.

        (m) All documents, contracts, agreements, materials, similar items, and information of any kind submitted or to be submitted by Seller to Buyer in connection with this Agreement and the Property are true, correct and complete in all material respects. The representations and warrants by Seller contained herein are true, correct and complete on the date hereof and do not misstate or omit any fact necessary to make such statement complete and not misleading. At all times prior to and including the Closing, Seller shall immediately notify Buyer of any fact, development or information which might make any representation, warranty or covenant contained herein, or any items provided by Seller, false, misleading, inaccurate or incomplete in any respect. Upon the occurrence of the foregoing, or upon any material change in any of the matters described herein which are subject to Buyer's approval. Buyer shall have the right to approve or disapprove any such information and changes within ten (10) business days after Buyer's receipt of written notification thereof, and Buyer may at Buyer's option (i) waive the breach that would be caused by such information or change, (ii) agree with Seller to adjust the terms of this Agreement to compensate Buyer for such information or change, or (iii) terminate this Agreement without prejudice to any further legal or equitable rights or remedies Buyer may have against Seller or the Property. Buyer's failure to notify Seller in writing, within such ten business day period of Buyer's disapproval of such matters shall be deemed Buyer's approval thereof, subject to the survival and continuing effectiveness of Seller's representations, warranties and covenants contained in this Agreement.

14.1 Buyer's Entry. In no event, however, shall Buyer be liable or responsible for any preexisting conditions or matters of which Buyer may learn by reason of any such entries, inspections or tests, regardless of any effect which such matters may have upon Seller's obligations to report and/or respond to such conditions or matters thereafter.

28. Seller's Additional Deliveries to Buyer. Within ten (10) business days after the execution and delivery of this Agreement, Seller shall deliver to Buyer the following in addition to any other deliveries required by this Agreement:

               (a) Preliminary Title Report dated July 30, 1996 issued by Continental Lawyers Title Company, including, without limitation, maps, potted easements, and underlying documents referenced in such title report. However, the foregoing shall not limit or otherwise affect Seller's obligation to cause the Title Company identified in Section 2.2 of the Agreement to issue a current preliminary title report with maps, plotted easements and all underlying documents referenced therein. Seller shall also immediately deliver the July 30, 1996 title report and related materials to the Title Company specified in this Agreement for purposes of its preparation of a current title report.

               (b) A true and correct copy of a rent roll for the Property detailing, with respect to each lease and sublease, the name of the lessee or sublessee, the term of the lease or sublease (including the commencement and expiration dates), the rentable square footage leased, the rent (base rent and percentage rent), operating expense "pass-throughs," and security deposit.

               (c) A true, correct and complete copy of each lease and sublease affecting the Property or any portion thereof, and any and all amendments and modifications thereto and any correspondence affecting the same. (d) To the extent the same are in the possession of Seller or its agents, true, correct and complete copies of all reports, studies, plans, specifications, designs, drawings, "as-built" drawings, blueprints, surveys, maps, site plans, photographs, contracts, Service Contracts, warranties, permits, certificates, entitlements, inspection results, architectural reports, engineering reports, soils tests, geological reports, seismic studies, environmental reports, and similar matters relating to the Property, without representation or warranty by seller regarding the accuracy thereof.

               (e) A schedule of all the Personal Property at or used in connection with the Property owned by Seller and to be purchased by Buyer.

               (f) A true, correct and complete copy of each Service Contract.

               (g) A true, correct and complete copy of all income and expense statements for the Property for the three (3) preceding fiscal years, certified as true and correct by Seller or Seller's accountants.

               (h) A list of the names, addresses and telephone numbers of all architects, engineers, general contractors and subcontractors who, for the account of Seller, performed work or supplied materials with respect to the improvements on the Property or any portion thereof, identifying the work performed and/or materials supplied by each of them.

               (i) A true, correct and complete copy of each fire, hazards, rental loss, liability, workers' compensation and other insurance policies currently in effect with respect to the Property or any portion thereof, along with true and correct copies of all documents relating to any claims or settlements made within the three (3) most recent years.

               (j) A true, correct and complete copy of each bill issued for the three (3) most recent years for all real property taxes and assessments, each bill for personal property taxes, and each notice or document relating to any assessment or bond with respect to the Property.

        The foregoing documents are hereinafter referred to as the "Documents." Buyer shall have the right to approve or disapprove each of the Documents in the same manner and time period as provided in this Agreement for Buyer's approval of all other Contingencies (with the exception of Buyer's financing contingency).

        No later than fifteen (15) days prior to the Expected Closing Date, Seller shall deliver to Buyer for Buyer's approval: (i) such fully executed assignments, bills of sale, and other instruments of transfer as Buyer may request conveying to Buyer all of Seller's right, title and interest under the leases and subleases referenced, the Service Contracts, all entitlements, permits, certificates, warranties, and other agreements and rights affecting the Property, the Personal Property, and any and all other matters contemplated by this Agreement; and (ii) an executed notice to all lessees and sublessees of the Property of the transfer of the Property to Buyer as the new lessor or sublessor under their respective leases and/or subleases, as the case may be, and instructing such lessees and sublessees to make all payments and tender all performances under their respective leases and subleases directly to Buyer after their receipt of such notice.

29. Hazardous Substances/Storage Tanks. Seller shall defend (with counsel reasonably acceptable to Buyer), hold harmless and indemnify Buyer, Buyer's officers, directors, shareholders, principals, partners, affiliates, parent companies, subsidiaries, related companies, employees, representatives, agents, invitees, successors and assigns (collectively "Buyer Affiliates") from and against all claims, demands, causes of action, losses, costs, damages, liabilities, fines and expenses (including, without limitation, attorney's fees and costs of suit and collection) which any Buyer Affiliate may realize, incur or suffer arising from, by reason of, or in connection with any Hazardous Substances which exist or existed at, on, under or about the Property prior to the Closing. This provision shall survive the Closing and the execution and delivery of the Grant Deed.

30. Buyer's Right to Specific Performance. Notwithstanding anything contained in this Agreement to the contrary, Seller hereby agrees that in the event of a default or breach by Seller of its obligations under this Agreement, and in addition to any and all other remedies, relief and damages to which Buyer may be entitled under this Agreement, at law, or in equity, Buyer shall have the right to bring an action against Seller for specific performance of Seller's obligations under this Agreement and for the conveyance of the Property hereunder. Seller hereby agrees that Seller will not raise any objections or defenses to the availability or propriety of the remedy of specific performance.

31. Further Assurances. Seller and Buyer agree that at any time or from time to time after the execution of this Agreement and whether before or after the Closing, each party upon the request of the other party shall execute and deliver such further documents and instruments and shall perform such further acts and assurances as any party may reasonably request in order to fully consummate, effectuate, and implement the purposes and provisions of this Agreement.

32. Buyer's Representations and Warranties. This Agreement is duly executed by Buyer and is valid and legally binding and enforceable upon Buyer. Neither the execution nor performance of this Agreement shall result in a breach or default under any agreement, document, instrument, or other obligation to which Buyer is a party or by which Buyer may be bound, or under any law, statute, ordinance, rule, governmental regulation or any writ, injunction, order or decree of any court or governmental body, applicable to Buyer.

33. Lease of Property to Buyer. The parties hereby agree that, in the event the Escrow fails to close for any reason, Buyer shall lease the Property from Seller and Seller shall lease the Property to buyer pursuant to a lease which will be substantially in the form attached hereto as Exhibit "B", subject to Buyer's contingencies specified therein. Promptly following the mutual execution hereof but no later than January 23, 1998, the parties hereby agree to negotiate in good faith any final modifications and revisions to the lease form as may be requested by either party.


        In the event the Escrow closes, the parties hereby agree that the "Standard Industrial/Commercial Single Tenant Lease - Net" attached hereto as Exhibit "B" and incorporated herein by reference or such variation executed by the parties is null and void and of no force or effect.

        IN WITNESS WHEREOF, the undersigned have executed this Addendum concurrently with their execution of the Agreement.


                                    "SELLER"

                                    BENCHMARK HOLDING GROUP,
                                    a California general partnership



                                    By_____________________________________
                                      General Partner



                                    By_____________________________________
                                      General Partner



                                    By_____________________________________
                                      General Partner




                                    "BUYER"

                                    ELTRON INTERNATIONAL, INC.,
                                    a California corporation


                                    By_____________________________________

                                    Its____________________________________



                                    By_____________________________________

                                    Its____________________________________